Exhibit  10.14
                                    AGREEMENT
                                    ---------

This Agreement (the "Agreement") is made this 22nd day of May 2003 by and between FTS Apparel, Inc. with an address at 301 Oxford Valley Rd., Suite 1202, Yardley, Pa 19067 ("FTS") and American Connections Florida, LLC with an address at 5601 Power Line Road, #107, Fort Lauderdale, Florida 33309 ("ACL").

     W  I  T  N  E  S  S  E  T  H  :
     -------------------------------

     WHEREAS, ACL is a tenant of approximately 900 square feet of space at the premises located at 8802 Rocky Creek Drive, Suite 105, Tampa, Florida, 33615
(the "Premises") pursuant to the Lease Agreement dated August 22, 2001 by and between DRP Company of Alabama, Inc. ("DRP" or "Landlord"), with an office at 4625 North Manhattan Avenue, Suite H, Tampa, Florida 33614 as landlord and ACL as tenant, (the "Lease"), by which DRP leased to ACL the Premises;

     WHEREAS, ACL desires to convey, sell, transfer, assign and deliver unto FTS, its successors and assigns, all of ACL's estate, right, title and interest in, to and under the Lease, and FTS desires to assume all of ACL's estate, right, title and interest in, to and under the Lease.

     WHEREAS, ACL has paid the Landlord for the Lease the sum of $925.00 as a security deposit. (the "Security Deposit");

     NOW, THEREFORE, in consideration of the following promises, and for other good and valuable conside-ration, the sufficiency and receipt of which the within parties do hereby acknowledge, and in further consideration of the mutual prom-ises, covenants and agreements contained herein, the parties hereto agree as follows:

1. ACL and FTS hereby agree that effective May 22nd , 2003, ACL shall assign to FTS and FTS shall assume from ACL all of ACL's estate, right, title and interest in, to and under the Lease, by entering into the Assignment and Assumption Agreement annexed hereto as Exhibit A ("Assignment").

2. As a consequence of the parties' entering into the Assignment, from May 22nd , 2003 forward, FTS shall be responsible for any and all rent and additional rent payments due to the respective landlords under the Lease, as well as any costs and expenses associated with, concerning, referring to and/or relating to the Premises.

Except as previously set forth, FTS shall hereafter be obligated to pay all rent and additional rent payments for the Lease, directly to the Landlord.

In accordance with the accompanying Assignments, FTS agrees that it shall indemnify ACL with respect to any claims made by any third party and/or the Landlord as against ACL, its parent company, affiliates, etc. concerning, referring to and/or relating to the Lease.

3. In consideration of the foregoing assignment, FTS hereby agrees to pay ACL $25,000 (Twenty-Five Thousand Dollars) for ACL's agreement to assign the Lease to FTS, which amount FTS agrees to pay to ACL as follows:

-     $7,500.00  (Seven-Thousand  Five-Hundred  Dollars)  to be paid at closing;
- $7,500.00 (Seven-Thousand Five-Hundred Dollars) to be paid 60 days after closing date;
- $7,500.00 (Seven-Thousand Five-Hundred Dollars) to be paid 90 days after closing date; and
- $2,500.00 (Two-Thousand Five-Hundred Dollars) to be paid 120 days after closing date.


4. Each payment must be made by FTS so as to be received by ACL in hand at 5601 Power Line Road, Suite #107, Fort Lauderdale, Florida 33309 on or before designated due date.

5. In the event that FTS fails to make timely payment, in good and collectible funds, of any of the above installments on the dates set forth above, and FTS has failed to cure any such default within ten (10) days after receiving notice of such default by facsimile to FTS APPAREL, INC. ATTENTION:
MR. SCOTT GALLAGHER, then ACL shall be entitled (a) to retain any monies previously paid to it by FTS, and assign the Lease, to another party, and/or (b) to commence a legal action as against FTS for the recovery of the remaining balance of the monies due to ACL under this Agreement. In the event that it is necessary for ACL to commence any legal actions against FTS in order to enforce the terms of this Agreement, FTS hereby agrees that it shall be liable to ACL for any and all of its reasonable attorney's fees and court costs.

6. ACL agrees to assign unto FTS, all rights, title and interest in the Security Deposit paid by ACL to Landlord in accordance with the Lease.
7. FTS and ACL agree that this agreement is solely intended to be for the purposes of lease assignment, ACL is not selling any inventory, receivables or residuals to FTS.

8. This Agreement is contingent on the parties receiving written consent to the Assignments from the Landlord. Such written consent(s) shall be annexed hereto.

9. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Florida. Any legal action arising out of, referring to or relating to this Agreement shall be filed in the Supreme Court of the State of Florida located in Tallahassee, FL.

10. This Agreement along with the accompanying Assignment constitutes the entire agreement between the parties with respect to the subject matter hereof and may be waived, modified or amended only by an agreement in writing signed by both parties.


AGREED  AND  ACCEPTED  TO  THIS  22ND  DAY  OF  MAY,  2003

AMERICAN  CONNECTIONS  FLORIDA,  LLC

/s/ Alan Boss
Alan  Boss
By:  Alan  Boss



FTS  APPAREL,  INC.


/s/ Scott Gallagher
Scott  Gallagher
By:   Scott  Gallagher

                  ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT
                  --------------------------------------------

THIS ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT ("Agreement") is made and entered into this 22nd day of May, 2003 by and between FTS Apparel, Inc. with an address at 301 OXFORD VALLEY RD., SUITE 1202, YARDLEY, PA 19067 ("Assignee"), American Connections Florida, LLC with offices at 5601 N. Powerline Road, Suite 107, Fort Lauderdale, FL 33309 ("Assignor") and DRP Company of Alabama, Inc. with an address at 4625 North Manhattan Avenue, Suite H, Tampa, Florida 33614 ("Landlord").

     FOR GOOD AND VALUABLE CONSIDERATION received by Assignor from Assignee, the sufficiency of which is hereby acknowledged by Assignor, Assignor does hereby convey, sell, transfer, assign and deliver unto Assignee, its successors and assigns, all of Assignor's estate, right, title and interest in, to and under that certain Lease Agreement by and between Assignor and Landlord dated August 20th 2001 (the "Lease"), by which the Landlord has leased an interest in certain real property and improvements known as 8802 Rocky Creek Drive, Suite 105, Tampa, Florida, 33615 (the "Premises").

     To have and to hold the same unto Assignee, its successors and assigns, for the remainder of the term of the Lease, and any renewal or extension thereof.

     Assignor hereby assigns unto Assignee, all rights, title and interest in the Security Deposit paid by Assignor to Landlord in accordance with the Lease. Assignor agrees to waive any claim against Landlord for the return of any further security deposit and herewith assigns all claims for any security deposit to Assignee.

     In consideration of the foregoing assignment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignee, Assignee hereby accepts such assignment subject to and upon the terms and conditions of the Lease and this instrument. Assignee assumes each and every one of Assignor's obligations under the Lease from and after the date hereof.

         Notwithstanding anything to the contrary in the Lease, Landlord remises, releases and forever discharges Assignor, as well as its shareholders, officers, employees, agents and representatives, from all obligations arising under the Lease, and from all manner of actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, controversies, agreements, promises, damages, expenses, lost profits, judgments, executions, claims and demands whatsoever, in law or equity, that Landlord and its partners, shareholders, officers, employees, agents and representatives have or may have against any of the foregoing entities, arising out of or in any way connected to the Lease. Landlord recognizes Assignee as Assignor's successor-in-interest in and to the Lease. Assignee by this Agreement becomes entitled to all right, title and interest of Assignor in and to the Lease as if Assignee were an original party to the Lease. Following the date of this Agreement, the terms Tenant and Lessee, as used in the Lease, shall refer to Assignee. Landlord accepts the liability of Assignee in lieu of the liability of Assignor. Landlord shall be bound by the terms of the Lease in every way as if Assignee were named in the Lease in place of Assignor as a party thereto.

     Both parties agree to defend, indemnify, and hold harmless each other and their respective shareholders, directors, officers, employees, affiliates, agents, representatives, successors and/or assigns against and in respect of any and all losses, liabilities, damages, actions, suits, proceedings, claims, demands, orders, assessments, amounts paid in settlement, fines, costs or deficiencies, including, without limitation, interest Penalties and reasonable attorneys' fees and reasonable costs, including the cost of seeking enforcement of this indemnity to the extent that such enforcement is successful, caused by or resulting or arising from, or otherwise with respect to any claims or demands, of any type whatsoever, made by Landlord (including its agents and/or representatives) and/or any third parties against Assignor concerning, referring to, relating to and/or arising out of Assignor's and/or Assignee's tenancy under the Lease.

     The assignment shall be binding upon and inure to the benefit of the parties, and their successors and assigns.

Signed  this 22nd   day  of  May,  2003

ASSIGNOR:

          /s/ Alan  Boss
          -----------------
By:  Name:  Alan  Boss
Title:  Vice  President

ASSIGNEE:

   /s/ Scott  Gallagher
   -----------------
By:  Name:  Scott  Gallagher
Title:  CEO

LANDLORD:

    /s/ Dennis  Halpern
     -----------------
By:  Name:
Title:  Manager,  DRP  Properties